                                                                  EXHIBIT (e)(3)



                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT


                                                        December 14, 1999


ALPS Mutual Funds Services, Inc.
370 Seventeenth Street
Suite 3100
Denver, Colorado 80202

Dear Sirs:

         Financial Investors Trust, a Delaware business trust (the "Trust"), herewith confirms its agreement with ALPS Mutual Funds Services, Inc. ("ALPS") as follows:

WHEREAS, the Trust desires to employ the capital of its U.S. Treasury Money Market Fund, U.S. Government Money Market Fund and any other fund to be offered by the Trust designated by the parties hereto and made subject to this Agreement (each, a "Fund" and collectively, the "Funds") by investing and reinvesting the same in investments of the type and in accordance with the limitations specified within each Fund's Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to ALPS, and resolutions of the Trust's Board of Trustees;

WHEREAS, the Trust desires to employ ALPS as its administrator for the Funds;

WHEREAS, the Trust and ALPS wish to amend and restate their Amended and Restated Administration Agreement dated as of March 15, 1994 to clarify that the calculation of fees hereunder shall be determined by computing the assets of each Fund subject to this Agreement separately from each other Fund and deriving the fee therefore separately for each Fund rather than on an aggregate basis;

WHEREAS, the Trust and ALPS wish to amend and restate their Amended and Restated Administration Agreement dated as of April 15, 1997 to clarify and distinguish the services to be performed by ALPS and the fees payable to ALPS for such services with respect to the Money Market Funds set forth on Schedule A, attached hereto and made a part hereof, and with respect to the Aristata Group of Funds set forth on Schedule B, attached hereto and made a part hereof;

WHEREAS, the Trust and ALPS wish to amend and restate their Amended and Restated Administration Agreement dated as of January 20, 1998 by adding the UA 500 Index Fund to the Agreement as set forth on Schedule C, attached hereto and made a part hereof;

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.       Services as Administrator

         Subject to the direction and control of the Board of Trustees of the Trust, ALPS will perform the services enumerated in the schedules attached hereto with respect to the Funds set forth in each such Schedule.

2.       Fees; Delegation; Expenses

         In consideration of services rendered pursuant to this Agreement, the Bookkeeping and Pricing Agreement, the Transfer Agency Agreement, the Custodian Contract, and all other services described herein, each Fund will pay ALPS a fee, computed daily and payable monthly, at the rates set forth in the schedules attached hereto with respect to the Funds set forth in each such Schedule.

 3.      Proprietary and Confidential Information

         ALPS agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds (and clients of said shareholders), and not to use such record and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where ALPS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

4.       Limitation of Liability

         ALPS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement and the other agreements referred to in paragraph two relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

5.       Term

         This Agreement shall become effective the earlier of the commencement of Fund operations or December 14, 1999, and unless sooner terminated as provided herein, shall continue until December 14, 2000 (the "Initial Term"). Thereafter, this Agreement shall continue automatically with respect to the Trust for successive annual periods ending December 14 of each year, provided such continuance is specifically approved at least annually (i) by the Trust's Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and provided further that in either event such continuance is also approved by a majority of the Trust's Trustees who are not interested person's (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. During the Initial Term, the performance of ALPS' obligations and duties as Administrator shall be specifically reviewed at least





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

annually by the Trust's Board of Trustees. During the Initial Term, this Agreement may be terminated with respect to a Fund, without penalty, solely by agreement of the parties or for cause (as defined below) on not less than ninety days written notice by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund (as defined by the 1940 Act). After the Initial Term, this Agreement may be terminated without cause or respect to a Fund and without penalty, by the Trust's Board of Trustees, by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund, or by ALPS, on not less than ninety days written notice.

         Termination for "cause" for the Initial Term shall mean:

         (i) willful misfeasance, bad faith, gross negligence, abandonment, or reckless disregard on the part of ALPS with respect to its obligations and duties hereunder;

         (ii) Regulatory, administrative, or judicial proceedings against ALPS which result in a determination that it has violated any rule, regulation, order, or law and which in the reasonable judgement of the Trust's Board of Trustees, including a majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, which substantially impairs the performance of ALPS' obligations and duties hereunder;

         (iii) financial difficulties on the part of ALPS which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under title 11 of the United States Code, as from time to time in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors;

         (iv) Any other circumstance which in the reasonable judgement of the Trust's Board of Trustees, including a majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, substantially impairs the performance of ALPS' obligations and duties hereunder.

6.       Governing Law:

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado without regard to conflicts of law principles.

7.       Other Provisions

         The Trust recognizes that from time to time directors, officers and employees of ALPS may serve as directors, officers and employees of other corporations or business trusts (including other investment companies) and that such other corporations and trusts may include ALPS as part of their name and that ALPS or its affiliates may enter into administration or other agreements with such other corporations and trusts.



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

         The names "Financial Investors Trust" and "Trustees of Financial Investors Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated February 23, 1994 which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Financial Investors Trust" entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

         If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.


                                      Very Truly Yours,

                                      FINANCIAL INVESTORS TRUST


                                      By
                                         ---------------------------
                                      Name:  W. Robert Alexander
                                      Title:  Chairman

Accepted:

ALPS MUTUAL FUNDS SERVICES, INC.


By
   ---------------------------
Name:  Edmund J. Burke
Title:  Executive Vice President



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

                                                                      SCHEDULE A


                         U.S. TREASURY MONEY MARKET FUND
                        U.S. GOVERNMENT MONEY MARKET FUND

1.       Services as Administrator

         Subject to the direction and control of the Board of Trustees of the Trust, ALPS will: (a) assist in maintaining office facilities (which may be in the offices of ALPS or a corporate affiliate but shall be in such location as the Trust and ALPS shall reasonably determine); (b) furnish clerical services and stationery and office supplies; (c) compile data for and prepare with respect to the Funds timely Notices to the Securities and Exchange Commission required pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act") and Semi-Annual Reports on Form N-SAR; (d) coordinate execution and filing by the Funds of all federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian; (e) prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; (f) assist to the extent requested by the Funds with the preparation of Annual and Semi-Annual Reports to the Funds' shareholders and Registration Statements for the Funds (on Form N-1A or any replacement therefor); (g) monitor the Funds' expense accruals and pay all expenses on proper authorization from the Funds; (h) monitor the Funds' status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time; (i) maintain the Trust's fidelity bonds as required by the 1940 Act; (j) monitor compliance with the policies and limitations of each fund as set forth in the Prospectus, Statement of Additional Information, Code of Regulations and Declaration of Trust; and (k) generally assist in the Fund's operations; (l) perform fund accounting and pricing as set out in the "Bookkeeping and Pricing Agreement"; (m) perform Transfer Agency as set out in the "Transfer Agency Agreement" and 800-line servicing; (n) Monitor the costs and coordinate custodial services as performed by a bank contracted by ALPS; (o) cover the costs of external audit and tax work performed by one of the "big six" accounting firms determined by ALPS; (p) monitor and pay Securities and Exchange Commission registration fees; (q) cover all costs involved with the coordination and printing of the Prospectus, Semi-Annual Report, Annual Report, the Statement of Additional Information and the account applications; (r) payment of trustee fees . (Bob Alexander will serve as trustee at no compensation.); (s) coordinate and pay for fund ratings, provided by two of the major ratings agencies; (t) provide NASD licensing and training to the Financial Investors Trust mutual fund sales force; (u) act as principal underwriter and distributor of the Funds' securities pursuant to a Distribution Agreement; and
(v) perform corporate secretarial services. The selected sales force is subject to review and approval by ALPS.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, ALPS hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. ALPS further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.



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

2.       Fees; Delegation; Expenses

         In consideration of services rendered pursuant to this Agreement, the Bookkeeping and Pricing Agreement, the Transfer Agency Agreement, the Custodian Contract, and all other services described herein, each Fund will pay ALPS a fee, computed daily and payable monthly, at the following annual rate of average daily net assets of each Fund:

                                                        U.S. Treasury            U.S. Government
                                                        Money Market              Money Market
                                                        ------------             ---------------
         First $500 Million                                 .26%                      .16%
         Next $500 Million                                  .24%                      .14%
         In Excess of $1 Billion                            .22%                      .12%

         Minimum Fee                                    $50,000/month             $30,000/month

         The fee for the period from the day of the month of this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         ALPS will from time to time employ or associate itself with such person or persons or organizations as ALPS may believe to be desirable in the performance of its duties. Such person or persons may be officers and employees who are employed by both ALPS and the Trust. The compensation of such person or persons or organizations shall be paid by ALPS and no obligation shall be incurred on behalf of a Fund in such respect.

         ALPS will bear all expenses in connection with the performance of its services under this Agreement and all related agreements, except as otherwise provided herein. ALPS will not bear any of the costs of Financial Investors personnel, except with regard to licensing and training Financial Investors mutual fund sales staff, as outlined above. Other expenses to be incurred in the operation of the Funds, including organizational expenses, taxes, interest, brokerage fees and commissions, state Blue Sky qualification fees, advisory fees, insurance premiums, fidelity bond, Trust and Advisory related legal expenses, costs of maintenance of corporate existence, travel and entertainment expenses for Trustees in excess of $36,000, shall be borne by the Trust.




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

                                                                      SCHEDULE B


                              ARISTATA EQUITY FUND
                           ARISTATA QUALITY BOND FUND
                 ARISTATA COLORADO QUALITY TAX-EXEMPT BOND FUND

1.       Services as Administrator

         Subject to the direction and control of the Board of Trustees of the Trust, ALPS will: (a) assist in maintaining office facilities (which may be in the offices of ALPS or a corporate affiliate but shall be in such location as the Trust and ALPS shall reasonably determine); (b) furnish clerical services and stationery and office supplies; (c) compile data for and prepare with respect to the Funds timely Notices to the Securities and Exchange Commission required pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act") and Semi-Annual Reports on Form N-SAR; (d) coordinate execution and filing by the Funds of all federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian; (e) prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; (f) assist to the extent requested by the Funds with the preparation of Annual and Semi-Annual Reports to the Funds' shareholders and Registration Statements for the Funds (on Form N-1A or any replacement therefor); (g) monitor the Funds' expense accruals and pay all expenses on proper authorization from the Funds; (h) monitor the Funds' status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time; (i) maintain the Trust's fidelity bonds as required by the 1940 Act; (j) on a monthly basis, monitor compliance with the policies and limitations of each fund as set forth in the Prospectus, Statement of Additional Information, Code of Regulations and Declaration of Trust; and (k) generally assist in the Fund's operations; (l) perform fund accounting and pricing as set out in the "Bookkeeping and Pricing Agreement"; (m) perform Transfer Agency as set out in the "Transfer Agency Agreement" and 800-line servicing; (n) cover the costs and coordinate custodial services as performed by a bank contracted by ALPS; (o) cover the costs of external audit and tax work performed by one of the "big six" accounting firms determined by ALPS; (p) cover all costs involved with the coordination and printing of the Prospectus, Semi-Annual Report, Annual Report, and the Statement of Additional Information for existing shareholders, up to $10,000 per year; (q) payment of trustee fees ;
(r) act as principal underwriter and distributor of the Funds' securities pursuant to a Distribution Agreement; and (s) perform corporate secretarial services.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, ALPS hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. ALPS further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

2.       Fees; Delegation; Expenses

         In consideration of services rendered pursuant to this Agreement, the Bookkeeping and Pricing Agreement, the Transfer Agency Agreement, the Custodian Contract, and all other services described





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

herein, each Fund will pay ALPS a fee, computed daily and payable monthly, at the annual rate of .20% of average daily net assets of each Fund, subject to a minimum fee per month of $15,000, $7,500 and $5,000 for the Equity, Quality Bond and Colorado Quality Tax-Exempt Bond Funds, respectively.

         The fee for the period from the day of the month of this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         ALPS will from time to time employ or associate itself with such person or persons or organizations as ALPS may believe to be desirable in the performance of its duties. Such person or persons may be officers and employees who are employed by both ALPS and the Trust. The compensation of such person or persons or organizations shall be paid by ALPS and no obligation shall be incurred on behalf of a Fund in such respect.

         ALPS will bear all expenses in connection with the performance of its services under this Agreement and all related agreements, except as otherwise provided herein. ALPS will not bear any of the costs of Financial Investors personnel, except with regard to licensing and training Financial Investors mutual fund sales staff, as outlined above. Other expenses to be incurred in the operation of the Funds, including organizational expenses, taxes, interest, brokerage fees and commissions, state Blue Sky qualification fees, advisory fees, insurance premiums, fidelity bond, Trust and Advisory related legal expenses, costs of maintenance of corporate existence, travel and entertainment expenses for Trustees in excess of $36,000, shall be borne by the Trust.






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

                                                                      SCHEDULE C


                             UA S&P 500 INDEX FUND

1.       Services as Administrator

         Subject to the direction and control of the Board of Trustees of the Trust, ALPS will: (a) assist in maintaining office facilities (which may be in the offices of ALPS or a corporate affiliate but shall be in such location as the Trust and ALPS shall reasonably determine); (b) furnish clerical services and stationery and office supplies; (c) compile data for and prepare with respect to the Fund's timely Notices to the Securities and Exchange Commission required pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act") and Semi-Annual Reports on Form N-SAR; (d) coordinate execution and filing by the Fund of all federal and state tax returns and required tax filings other than those required to be made by the Fund's custodian; (e) prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; (f) coordinate the preparation of Annual and Semi-Annual Reports to the Fund's shareholders and Registration Statements for the Fund (on Form N-1A or any replacement therefor); (g) monitor the Fund's expense accruals and direct payment of all fund expenses on proper authorization from the Fund;
(h) monitor the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time; (i) maintain the Trust's fidelity bond as required by the 1940 Act; (j) on a monthly basis, monitor compliance with the policies and limitations of the Fund, as set forth in the Prospectus, Statement of Additional Information, Code of Regulations and Declaration of Trust; (k) perform fund accounting and pricing as set out in the "Bookkeeping and Pricing Agreement"; (l) perform Transfer Agency as set out in the "Transfer Agency Agreement" and 800-line servicing; (m) cover the costs of external audit and tax work performed by an accounting firm determined by ALPS; (n) monitor and cover the costs of Securities and Exchange Commission registration fees; (o) cover all costs and coordinate printing of the Prospectus, Semi-Annual Report, Annual Report, the Statement of Additional Information and the account applications; (p) pay the trustee fees for the non-interested trustees; (q) act as principal underwriter and distributor of the Fund's securities pursuant to the Distribution Agreement; and (r) perform corporate secretarial services.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, ALPS hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. ALPS further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

2.       Expenses of the Trust

         It is understood that ALPS will pay all of the Trust's expenses other than those expressly stated to be payable by the Trust hereunder. The expenses payable by the Trust shall include: (i) advisory fees; (ii) custody fees; (iii) interest and taxes; (iv) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party and the legal obligation which the Trust is a party; and (v) fees and expenses of the Trust pursuant to a plan adopted by the Trust under Rule 12b-1 of the 1940 Act.




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

3.       Fees; Delegation; Expenses

         In consideration of services rendered pursuant to this Agreement, the Bookkeeping and Pricing Agreement, the Transfer Agency Agreement, and all other services described herein, the Fund will pay ALPS a fee, computed daily and payable monthly, at the following annual rate of average daily net assets of the
Fund:

                                                           UA 500
                                                         Index Fund
                                                         ----------
         First $500 Million                                 .12%
         Next $500 Million                                  .085%
         Next $1.5 Billion                                  .06%
         In Excess of $2.5 Billion                          .04%

         The fee for the period from the day of the month that the Fund begins operations, until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         ALPS will from time to time employ or associate itself with such person or persons or organizations as ALPS may believe to be desirable in the performance of its duties. Such person or persons may be officers and employees who are employed by both ALPS and the Trust. The compensation of such person or persons or organizations shall be paid by ALPS and no obligation shall be incurred on behalf of a Fund in such respect.






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